The Rubicon Project, Inc. S-8

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2020 relating to the consolidated financial statements of The Rubicon Project, Inc. and the effectiveness of The Rubicon Project, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Rubicon Project, Inc. for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

April 8, 2020